EXHIBIT 10.33

Agreement

Made and Entered Into in Haifa on the

Fifth Day of the Month of March in the Year 2003

By and Between

The Gav-Yam Real Estate Company Ltd.

Address: 24, Parsim Street, Haifa.

(Hereinafter: the “lessor”)

And Between

DSP Group Ltd.

Company Registration Number: 511354722

Address: 5, Shenkar Street, Herzliya Pituach.

(Hereinafter: (“DSP”)

Whereas

On the date: 28 / 11 / 1996, a lease contract was made and entered into by the parties and in accordance with this contract, the lessor leased to DSP, 1,688 square meters of space on the first floor in Building Number One in the Gav-Yam Center and as defined in the lease contract. (Hereinafter: the “First Contract”)

And Whereas

On the date: 13 / 09 / 1998, a lease contract was made and entered into by the parties and in accordance with this contract, the lessor leased to DSP, an additional 590 square meters of space on the first floor in Building Number Two in the Gav-Yam Center and as defined in the lease contract. (Hereinafter: the “Second Contract”)

And Whereas

On the date: 05 / 05 / 1999, a lease contract was made and entered into by the parties and in accordance with this contract, the lessor leased to DSP, an additional 355 square meters of space on the first floor in Building Number Two in the Gav-Yam Center and as defined in the lease contract. (Hereinafter: the “First Addendum”)

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And Whereas

On the date: 22 / 12 / 1999, a lease contract was made and entered into by the parties and in accordance with this contract, the lessor leased to DSP, an additional 140 square meters of space on the first floor in Building Number Two in the Gav-Yam Center and as defined in the lease contract. (Hereinafter: the “Second Addendum”)

And Whereas

On the date: 10 / 12 / 2000, a lease contract was made and entered into by the parties and in accordance with this contract, the lessor leased to DSP, a storeroom of 17 square meters in size in Building Number Two in the Gav-Yam Center and as defined in the lease contract. (Hereinafter: the “Third Addendum”)

And Whereas

On the date: 11 / 07 / 2002, a three-way agreement was made and entered into between the parties and the Corage, Ltd. (Hereinafter: “Corage”) and in accordance with this agreement DSP assigned its rights according to the Second Contract and the First Addendum, which together are office space amounting to 945 square meters in Building Number Two (Hereinafter: the “Transferred Area”) to Corage (Hereinafter: the “Three-way Agreement”)

And Whereas

The lease periods for all the spaces leased by the lessee from the lessor in accordance with the First Contract, the Second Contract, the First Addendum, the Second Addendum and the Third Addendum; (all together hereinafter: the “Lease Contracts”) and including the Transferred Area; end on the date: 30 / 11 / 03

And Whereas

The parties have expressed their interest in extending the lease period for all the spaces in the lessee’s lease possession in accordance with the First Contract, the Second Addendum and the Third Addendum (Hereinafter the “Leased Areas”) on the date on which this agreement is signed and to renew the lease periods for the Second Contract and the First Addendum from the date: 01 / 12 / 2003; when all such will be in accordance with the terms and conditions of this agreement as given below:

NOW,	THEREFORE, the parties hereto agree, declare and as follows:

1.	The preamble to this Agreement forms an integral part thereof.

2.	It is hereby agreed between the parties that beginning on the date: 01 / 12 / 2003, the lessee will lease from the lessor and the lessor will lease to the lessee, the Leased

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Areas and the Transferred Area (Hereinafter: the “Total Area”) in accordance with the terms and conditions of the lease agreements, with changes made as found necessary, for a period of five years that will begin on the date: 01 / 12 / 2003.

Despite all the aforementioned, it is hereby agreed that beginning on the date: 01 / 12 / 2005, the lessee will be entitled to abrogate the agreement referring to the area of 140 square meters on the first floor in Building Number Two and as leased by the lessee in accordance with the Second Addendum. Abrogation of this lease will be conditional upon the issue of six months prior written notice of such to the lessor. To remove all possible doubt: The lessor will not be entitled to any compensation and / or relief in lieu of the abrogation of the agreement according to the Second Addendum.

3.	The lessee hereby declares that the lessee agrees to receive the Transferred Area into the lessee’s possession on the date: 01 /12 / 2003 in the condition in which it is found and the lessee shall not have any claim and / or demand and / or press any suit against the lessor in reference to the condition of the Transferred Area. Nothing in the aforementioned will in any way derogate from any of the lessor’s liabilities to make repairs in the Transferred Area in as much as such liability exists in accordance with the terms and conditions of the Second Contract and the First Addendum.

4.	Despite all that stated in the Lease Contracts, it is hereby agreed that beginning on the date: 01 / 12 / 2003, the basic rents to be paid for the Total Area will be calculated based on the sum of 53.75 NIS per square meter and the basic index as stipulated in the Lease Contracts will be according to the index for the month of January 2003 and as such will be published on the date: 15 / 02 / 2003. (182.35 points)

5.	The lessor hereby undertakes to accept responsibility for the air-conditioning system installed in the leased spaces in accordance with the First Contract. (Hereinafter: the “Air-conditioning System”) In other words, the lessor will ensure that the Air-conditioning System shall operate properly and it will not cause the lessee any nuisance. To effect such, up until the date: 15 / 07 / 2003 the lessor will replace all the air-conditioning units in the leased spaces in accordance with the First Contract with new air-conditioning units of the same standard (in terms of quality) as those manufactured by the manufacturer of the air-conditioning units presently installed in these areas. The lessor hereby undertakes to provide warranty for the air-conditioning units to be replaced by the lessor and such warranty will be for the warranty period

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granted to the lessor by the supplier of the air-conditioning units. In all circumstances, the aforementioned warranty period will be for a period of no less than one year from the date on which they are installed. It is hereby agreed between the parties that if the lessor does not meet the aforementioned commitments by the date stipulated and such breach of the commitments is not rectified within 21 days from the date on which a demand for such rectification is issued by the lessee; the lessee will be entitled to execute all such actions as aforementioned. In such a circumstance as aforementioned, the lessee will set off the expense so incurred (and against a tax invoice) against the rents due to be paid by the lessee to the lessor in accordance with the First Contract and on condition that such expense incurred is reasonable.

6.	It is hereby agreed that at the lessee’s own expense and sole responsibility, the lessee will be entitled to close off the corridor between the leased spaces as such are in accordance with the First Contract and the leased areas as such are in accordance with the Second Contract. (Hereinafter: the “Work”) Such Work will be subject to the lessee’s receipt of the building permits required by law for the execution of the Work. The Work will be subject to the provisions stipulated in Clause 14 in the First Contract.

The lessor undertakes to plan, prepare and present to the local municipal Building and Planning Committee (Hereinafter: the “Committee”) a request for planning permission in order to receive a building permit for the purposes of executing the Work as aforementioned. As the owner of the asset, the lessor will sign all requests for a building permit as aforementioned. The lessor alone will meet all expenses incurred for the receipt of the building permit. Before its presentation to the Committee, the lessor will present the planning permission request to the lessee for the lessee’s approval (Hereinafter: the “Plan”) and such presentation to the lessee will be within 30 days of the date on which this agreement is signed. Within 14 days of receipt of the Plan, the lessee will be entitled to present the lessor with a list of requests for changes and repairs to the Plan. (Hereinafter: the “List”) Within 14 days of the lessor’s receipt of the List, the lessor shall present the lessee with an amended plan containing those changes and repairs that the lessor agrees to include in the Plan and the lessor shall present the Plan to the Committee within 14 days of the lessee’s receipt of the amended Plan; subject to the condition that the lessee does not request further

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discussion of the Plan with the lessor. To remove all possible doubt, it is hereby clarified that following a request made by the lessee, the lessor will not refuse to amend the Plan according to the lessee’s request, unless there are reasonable grounds for such a refusal. Without any implication to the effect that the lessor accepts any responsibility for any decision made by the Committee, be such to grant or not to grant building permission, the lessor undertakes to make every possible effort to expedite the process by which the Committee shall grant the building permit.

To remove all possible doubt, it is hereby clarified that the lessor shall not bear any financial expense incurred for the Work and in all matters pertaining to the Work; the lessor shall not make any compensatory payments to the lessee. All expense incurred for the Work will be the sole burden of the lessee and in lieu of the Work as executed by the lessee, the lessee will not be entitled to any compensation at the end of the lease period.

MOREOVER, IN WITNESS WHEREOF the parties have signed:

DSP GROUP LTD:	GAV-YAM REAL ESTATE COMPANY LTD.:

/s/ BOAZ EDAN	/s/ HANAN NITZAN
Boaz Edan,	Hanan Nitzan,
Chief Operating Officer	Chief Executive Officer

/s/ SHARON SHWAPi
Sharon Shwapi,
Vice President

05 / 03 / 2003

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